SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:          October 29, 1998



                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                  001-05647                        95-1567322
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
 of incorporation)                  File No.)              Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 252-2000
                                                  ----------------------------

                                   N/A
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       (Former name or former address, if changed since last report)

Item 5.         Other Events
-------         ------------

                On October 22, 1998, the Company announced that earnings for the third quarter ended September 30, 1998 totaled
                $226.9 million or $0.75 per share, before a one-time, after-tax charge of $27 million or $0.09 per share related to a voluntary recall of certain Power Wheels brand ride-on vehicles. Earnings for the 1997 third quarter were $223.7 million or $0.73 per share before charges.

                The Power Wheels recall is not the result of any serious injury, but involves the replacement of electronic components that may overheat, particularly when consumers make alterations to the product.

                Net sales for the 1998 third quarter were $1.67 billion, up 8 percent from $1.56 billion in the 1997 quarter. Barbie sales were flat as compared to the same quarter last year, a significant turnaround from the decline reported in the first half of 1998.

                The earnings results were in line with a September 24 press release, which stated that further reductions in buying by Toys 'R' Us would result in earnings per share of approximately $0.75 per share for the quarter and $1.80 to $1.85 per share for the year. The Company believes it is still on track to achieve these results, before the non-recurring charge.

                For the first nine months of 1998, earnings totaled
                $299.9 million or $0.98 per share before the special one-time charge, compared with $304.4 million or $1.00 per share in 1997, before charges. Net sales for the period were $3.24 billion, up 1 percent from $3.22 billion for the 1997 nine months.

                Note:

                Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the Company, which include, but are not limited to, sales levels, the Mattel and Tyco restructuring charge, special charges, other non-recurring charges, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the Company's dependence on the timely development, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in the Company's public announcements and SEC filings.

                                       MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE                      FOR THE
                                                      THREE MONTHS ENDED           NINE MONTHS ENDED
                                                  -------------------------    -------------------------
                                                   Sept. 30,      Sept. 30,     Sept. 30,      Sept. 30,
(In thousands, except per share amounts)             1998           1997          1998          1997(a)
----------------------------------------          ----------     ----------    ----------     ----------
Net Sales                                         $1,672,120     $1,555,347    $3,238,810     $3,221,523
  Cost of sales                                      819,883        755,070     1,657,907      1,639,598
                                                  ----------     ----------    ----------     ----------
Gross Profit                                         852,237        800,277     1,580,903      1,581,925

  Advertising and promotion expenses                 253,493        244,231       461,449        478,570
  Other selling and administrative expenses          218,543        198,767       593,023        576,760
  Special charge (b)                                  38,000              -        38,000              -
  Integration/restructuring costs (d)                      -              -             -        275,000
  Other expense, net                                  25,057         14,892        36,897         30,733
                                                  ----------     ----------    ----------     ----------
Operating Profit                                     317,144        342,387       451,534        220,862
  Interest expense                                    37,658         24,632        69,675         62,782
                                                  ----------     ----------    ----------     ----------
Income Before Income Taxes                           279,486        317,755       381,859        158,080
  Provision for income taxes                          79,821         94,100       109,141         63,415
                                                  ----------     ----------    ----------     ----------
Income Before Extraordinary Item                     199,665        223,655       272,718         94,665
  Extraordinary item, net of tax                           -         (4,610)            -         (4,610)
                                                  ----------     ----------    ----------     ----------
Net Income                                           199,665        219,045       272,718         90,055
  Less: dividends on convertible preferred stock       1,990          2,838         5,970          8,515
                                                  ----------     ----------    ----------     ----------
Net Income Applicable to Common Shares            $  197,675     $  216,207    $  266,748     $   81,540
                                                  ==========     ==========    ==========     ==========

Income Per Share - Basic
  Income Before Extraordinary Item, Net of Tax    $     0.68     $     0.76    $     0.91     $     0.30
  Extraordinary Item - Debt Retirement                     -          (0.02)            -          (0.02)
                                                  ----------     ----------    ----------     ----------
  Net Income Per Share - Basic                    $     0.68     $     0.74    $     0.91     $     0.28
                                                  ==========     ==========    ==========     ==========

Average Number of Common Shares
  Outstanding - Basic                                291,870        290,650       292,779        290,278
                                                  ==========     ==========    ==========     ==========


Income Per Share - Diluted (c)(e)
  Income Before Extraordinary Item, Net of Tax    $     0.66     $     0.73    $     0.89     $     0.30
  Extraordinary Item - Debt Retirement                     -          (0.02)            -          (0.02)
                                                  ----------     ----------    ----------     ----------
  Net Income Per Share - Diluted                       $0.66     $     0.71    $     0.89     $     0.28
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding - Diluted            303,551        306,870       304,962        294,437
                                                  ==========     ==========    ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   Sept. 30,      Sept. 30,       Dec. 31,
(In thousands)                                        1998           1997           1997
--------------                                    -----------    -----------    -----------
ASSETS
  Cash                                            $   142,589    $    68,171    $   694,947
  Accounts receivable, net                          1,781,696      1,846,994      1,091,416
  Inventories                                         764,048        552,661        428,844
  Prepaid expenses and other current assets           283,924        183,522        246,529
                                                  -----------    -----------    -----------
    Total current assets                            2,972,257      2,651,348      2,461,736

  Property, plant and equipment, net                  714,297        609,648        601,597
  Other assets                                      1,471,311        813,622        740,458
                                                  -----------    -----------    -----------
    Total Assets                                  $ 5,157,865    $ 4,074,618    $ 3,803,791
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $   852,228    $   352,833    $    17,468
  Current portion of long-term liabilities              3,500         13,522         13,659
  Accounts payable and accrued liabilities          1,068,616      1,041,409        939,562
  Income taxes payable                                209,671        162,142        202,735
                                                  -----------    -----------    -----------
    Total current liabilities                       2,134,015      1,569,906      1,173,424

  Long-term debt                                      143,154        155,787        155,036
  Medium-Term notes                                   820,500        460,500        520,500
  Other long-term liabilities                         139,228        124,166        132,761
  Shareholders' equity                              1,920,968      1,764,259      1,822,070
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 5,157,865    $ 4,074,618    $ 3,803,791
                                                  ===========    ===========    ===========

(a) Consolidated results are restated for the March 1997 merger with Tyco Toys, Inc.
(b) Represents a one-time charge related to a voluntary recall of Power Wheels brand ride-on vehicles.  The related tax benefit of $11 million is included in the provision for income taxes.
(c) Diluted income per share for the three and nine months ended September 30, 1998 was
    $0.75 and $0.98 per share, before the $0.09 per share effect in each period of a one-time charge of $27 million after taxes related to a voluntary recall of Power Wheels brand ride-on vehicles.
(d) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger.  The related tax benefit of $65 million is included in the provision for income taxes.
(e) Diluted income per share for the nine months ended September 30, 1997 was $1.00, before the $0.70 per share effect of the merger-related nonrecurring charge of $210 million after taxes.


                               SIGNATURES
                               ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MATTEL, INC.
                                              Registrant

                                              By: /s/ Robert Normile
                                                  -----------------------------
                                                  Robert Normile
                                                  Vice President, Associate
        Date: October 29, 1998                    General Counsel and Secretary
        ----------------------
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